Exhibit 1.01


                           TERMS AGREEMENT

                                     July 13, 1994



  Commercial Credit Company
  300 St. Paul Place
  Baltimore, Maryland 21202

  Attention: Chief Financial Officer
             -----------------------


  Dear Sirs:

       We understand that Commercial Credit Company, a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriter (the "Underwriter"), offer to purchase the Securities at 99.440% of the aggregate principal amount thereof, plus accrued interest from July 15, 1994 to the date of payment and delivery. The Closing Date shall be July 20, 1994, at 8:30 A.M. at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019-6092.

       The Securities shall have the following terms:

       Title:                7-7/8% Notes Due July 15, 2004
       Maturity:             July 15, 2004
       Interest Rate:        7-7/8% per annum
       Interest Payment
         Dates:              January 15 and July 15, commencing
                             January 15, 1995

       Initial Price to
         Public:             99.691% of the principal amount
                             thereof, plus accrued interest from
                             July 15, 1994, to the date of payment
                             and delivery
       Redemption
         Provisions:         The Securities are not redeemable by
                             the Company prior to maturity.

       Additional terms:     The Regular Record Dates are December
                             31 and June 30.  The Securities shall
                             be issuable as Registered Securities
                             only.  The Securities will be
                             initially represented by one or more
                             global Securities registered in the
                             name of The Depository Trust Company
                             ("DTC") or its nominee.  Beneficial
                             interests in the Securities will be







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                             shown on, and transfers thereof will
                             be effected only through, records
                             maintained by DTC and its
                             participants.  Owners of beneficial
                             interests in Securities will be
                             entitled to physical delivery of
                             Securities in certificated form only
                             under the limited circumstances
                             described in the Company's Prospectus
                             Supplement dated July 13, 1994.
                             Principal and interest on the
                             Securities shall be payable in United
                             States dollars.  The provisions of
                             Section 403 of the Indenture relating
                             to defeasance shall apply to the
                             Securities.

       All the provisions contained in the document entitled "Commercial Credit Company-Debt Securities-Underwriting Agreement Basic Provisions" and dated November 28, 1989 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

       Basic Provisions varied with respect to this Terms
  Agreement: (a) Immediately prior to the first parenthesis in the fourth sentence of the first paragraph, add the following: ", as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto"; (b) In the first line of Section 2(a), delete "(33-28723), including a prospectus," and insert in lieu thereof "(33-50513), including a prospectus (which prospectus also relates to $350,000,000 aggregate principal amount of securities of the Company previously registered on a registration statement on Form S-3 (33-51814))," and any reference in the Basic Provisions to a registration statement shall be deemed a reference to such registration statements on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global".

       The Underwriter hereby agrees in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Schedule E to the By-Laws of the National Association of Securities Dealers, Inc.

       Charles O. Prince, III, Esq. is counsel to the Company.
  Dewey Ballantine is counsel to the Underwriter.








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       The Securities will be made available for checking and
  packaging at the designated office of Citibank, N.A. at least 24 hours prior to the Closing Date.

       Please accept this offer no later than 9:00 o'clock P.M. on July 13, 1994, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

       "We hereby accept your offer, set forth in the Terms
  Agreement, dated July 13, 1994, to purchase the Securities on the terms set forth therein."

                           Very truly yours,

                           LEHMAN BROTHERS INC.



                           By:  /s/ Robert E. Keenan, III
                                ------------------------------
                                Name: Robert E. Keenan
                                Title: Managing Director


  ACCEPTED:

  COMMERCIAL CREDIT COMPANY


  By:  /s/ Firoz B. Tarapore
       -------------------------
       Name: Firoz B. Tarapore
       Title: Vice President